Exhibit 4.2

(FACE OF NOTE)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DELTA AIR LINES, INC.

2.875% Notes due 2020

CUSIP NO. 247361 ZK7

ISIN NO. US247361ZK72

No. R-[ ]	$	[ ]

DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [[            ] ($            )] on March 13, 2020 at the office or agency of the Company in the continental United States designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned below, located at 100 Wall Street, Suite 1600, New York, New York 10005), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semi-annually on March 13 and September 13 of each year, commencing September 13, 2017, at said office or agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Note until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any March 13 or September 13 will, except as provided in the Indenture, dated as of March 6, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 14, 2017 (the “First Supplemental Indenture,” and as so supplemented, the “Indenture”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture), duly executed and delivered by the Company to U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee”), be paid to the person in whose name this Note is registered at the close of business on the next preceding March 1 or September 1, respectively, whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered holder on such record date and shall be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Company to the holders of the Notes not less than 15 days preceding such subsequent record date.

This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the 2.875% Notes due 2020 (herein called the “Notes”), unlimited in aggregate principal amount.

Upon due presentment for exchange or registration of transfer of this Note at the office or agency of the Company in the continental United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the holder thereof or his attorney duly authorized in writing, a new Note or Notes of authorized denominations for a like aggregate principal amount and stated maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

No service charge shall be made for any such exchange or registration of transfer, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, DELTA AIR LINES, INC. has caused this Note to be duly executed.

Dated:	DELTA AIR LINES, INC.

By:
Name:
Title:

[Signature Page to Delta Air Lines, Inc. 2020 Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

[Signature Page to Delta Air Lines, Inc. 2020 Global Note]

REVERSE OF NOTE

This Note is one of the duly authorized issue of debt securities (hereinafter called the “Securities”) of the Company, of the series specified on the face hereof, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company and the holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities of each series under the Indenture with the consent of the holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected thereby on behalf of the holders of all Securities of such series. The Indenture also permits the holders of a majority in principal amount of the Securities at the time outstanding of each series on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

Registrar and Paying Agent

The Company shall maintain in the continental United States, an office or agency where Notes may be surrendered for registration of transfer or exchange and an office or agency where Notes may be presented for payment or for exchange. The Company has initially appointed the Trustee, U.S. Bank National Association, as its Security registrar and Paying Agent. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security registrar, to appoint additional or other Paying Agents or other Security registrars and to approve any change in the office through which any Paying Agent or Security registrar acts.

Optional Redemption of the Notes

The Notes may be redeemed, in whole or in part, at any time (the “Redemption Date”) at the Company’s option, at a redemption price (the “Redemption Price”) equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each of the cases (a) and (b) above, accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable Redemption Date.

Notice of any redemption of the Notes shall be given in the manner and otherwise in accordance with the provisions of Section 14.02 of the Base Indenture. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of any Notes called for redemption have been made available on the Redemption Date referred to in that notice, such Notes will cease to bear interest on such Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice.

1

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to offer to repurchase this Note in the manner and subject to the conditions provided in the Indenture.

Additional Issues

The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes. Any such additional Notes will rank equally in right of payment with the Notes and will have the same interest rate, maturity date and other terms as the Notes herein provided for, except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such additional Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional Notes may be issued by or pursuant to a supplement to the Indenture.

Transfer and Exchange

The transfer of the Notes may be registered and Notes may be exchanged as provided in the Indenture.

Sinking Fund

The Notes will not be subject to any sinking fund.

Default

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Miscellaneous

The registered holder of a Note may be treated as its owner for all purposes.

Unless otherwise required by mandatory provisions of escheat or abandoned or unclaimed property laws, any moneys deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of principal of, premium, if any, or interest on this Note that remains unclaimed for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such Paying Agent on demand; or, if then held by the Company, shall be discharged from such trust. After that time, the holder of this Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment to which such holder may be entitled to collect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company’s option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Notes and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Notes or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Notes.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount and stated maturity of Notes of other authorized denominations at the office or agency of the Company in the continental United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), and in the manner and subject to the limitations provided in the Indenture.

2

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security registrar shall deem and treat the person in whose name this Note is registered upon the books of the Company on the applicable record date as the absolute owner hereof (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary.

This Note shall be construed in accordance with and governed by the internal law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

3

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.03 of the First Supplemental Indenture, check the box below:

☐ Section 6.03

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 6.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).